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                                                                     EXHIBIT 5.1
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
                                                   BRYAN CAVE LLP
                                             2020 MAIN STREET, SUITE 600
                                              IRVINE, CALIFORNIA 92614
        ST. LOUIS, MISSOURI                        (949) 223-7000                                    RIYADH, SAUDI ARABIA
          WASHINGTON, D.C.                    FACSIMILE: (949) 223-7100                               KUWAIT CITY, KUWAIT
         NEW YORK, NEW YORK                                                                     ABU DHABI, UNITED ARAB EMIRATES
       KANSAS CITY, MISSOURI                                                                      DUBAI, UNITED ARAB EMIRATES
       OVERLAND PARK, KANSAS                                                                               HONG KONG
          PHOENIX, ARIZONA                                                                    SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
      SANTA MONICA, CALIFORNIA                                                                 IN ASSOCIATION WITH BRYAN CAVE,
                                                                                                 A MULTINATIONAL PARTNERSHIP.
                                                                                                        LONDON, ENGLAND
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                                December 4, 2000

Pacific CMA, Inc.
4750 Table Mesa Drive
Boulder, Colorado 80303

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") as proposed to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale or resale of up to 2,200,000 shares of Common Stock, no par value per share (the "Common Stock"), of Pacific CMA, Inc., a Colorado corporation (the "Company"), upon the exercise of options previously granted or to be granted for the purchase of Common Stock and for the resale of Common Stock previously granted or to be granted, all pursuant to the Company's 2000 Stock Plan. We have further examined the proceedings that you have previously taken and are familiar with the additional proceedings proposed to be taken in connection with the authorization, issuance, and sale of the Common Stock.

         Subject to compliance with applicable state securities and "Blue Sky" laws, we are of the opinion that the Common Stock, upon issuance and sale (or resale, if applicable), in the manner described in the Registration Statement, will be (or has been and is, if applicable), legally issued and fully paid, and will (or does, if applicable) constitute non-assessable securities of the Company.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                          Very truly yours,

                                          /S/ BRYAN CAVE LLP

                                          BRYAN CAVE LLP